Exhibit 99.1

Epizyme Announces Departure of Chief Medical Officer Eric Hedrick, M.D.

— Chief Development Officer Peter Ho, M.D., Ph.D., will continue to oversee clinical development, as well as translational medicine and regulatory activities —

Cambridge, Mass., October 27, 2014 — Epizyme, Inc. (NASDAQ:EPZM), a clinical stage biopharmaceutical company creating innovative personalized therapeutics for patients with genetically defined cancers, announced today that Chief Medical Officer Eric Hedrick, M.D., has resigned from the Company, effective October 31, 2014. Dr. Hedrick has agreed to assist Epizyme in an advisory capacity through the end of 2014. Peter Ho, M.D., Ph.D., who joined the company in September as Chief Development Officer, will continue to oversee the Company’s clinical development, regulatory and translational medicine functions.

“Eric has been instrumental in building clinical capabilities at Epizyme, as he successfully moved our two lead programs into the clinic and through Phase 1 dose escalation studies,” said Robert Gould, Ph.D., President and Chief Executive Officer, Epizyme. “All of us at Epizyme thank Eric for his many important contributions to both the clinical programs and the Company as whole, and we look forward to building on that clinical progress under Peter’s leadership.”

“I’m tremendously excited about the opportunities we have before us,” said Dr. Ho “I deeply appreciate all of the support and insight Eric, as an important member of my team, has provided to me during the past month and, indeed, all of his accomplishments over the past two years in building a clinical development portfolio at Epizyme.”

Dr. Ho’s prior experience includes positions as Vice President of Oncology Development at Johnson & Johnson and Senior Vice President, Oncology Center of Excellence for Drug Development at GlaxoSmithKline. He received his board certification in pediatric hematology/oncology and was formerly a fellow at the Dana-Farber Cancer Institute, the National Cancer Institute (NCI) and the US Food and Drug Administration (FDA). Dr. Ho received a B.A. in biology from the Johns Hopkins University and an M.D. and Ph.D. (pharmacology) from the Yale University School of Medicine.

About Epizyme, Inc.

Epizyme, Inc. is a clinical stage biopharmaceutical company creating personalized therapeutics for patients with genetically defined cancers. Epizyme has built a proprietary product platform that the Company uses to create small molecule inhibitors of a 96-member class of enzymes known as histone methyltransferases, or HMTs. HMTs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of HMTs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients for a personalized approach to cancer treatment.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies or expansion of ongoing clinical studies, availability and timing of data from ongoing clinical studies, whether interim results from a clinical trial will be predictive of the final results of the trial or results of early clinical studies will be indicative of the results of future trials; expectations for regulatory approvals, development progress of the Company’s companion diagnostics, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates or companion diagnostics and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission in August 2014. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investors/Media:

Manisha Pai

617-229-7560

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